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                                                                  Exhibit 10.25
                              MANAGEMENT AGREEMENT


                 AGREEMENT made as of the 1st day of September 1994 among SMITH BARNEY FUTURES MANAGEMENT INC., a Delaware corporation ("SBFM"), SHEARSON LEHMAN SELECT ADVISORS FUTURES FUND L. P., a Delaware limited partnership (the "Partnership") and GILL CAPITAL MANAGEMENT LTD., a corporation organized under the laws of the United Kingdom (the "Advisor").

                             W I T N E S S E T H :

                 WHEREAS, SBFM is the general partner of SHEARSON LEHMAN SELECT ADVISORS FUTURES FUND L. P., a limited partnership organized for the purpose of buying, selling, trading, and generally dealing in commodity interests including futures contracts, options and forward contracts on U.S. and non-U.S. markets; and

                 WHEREAS, the Limited Partnership Agreement establishing the Partnership (the "Limited Partnership Agreement") permits SBFM to delegate to one or more commodity trading advisors SBFM's authority to make trading decisions for the Partnership; and

                 WHEREAS, the Advisor is registered as a commodity trading advisor with the Commodity Futures Trading Commission ("CFTC") and is a member of the National Futures Association ("NFA"); and

                 WHEREAS, SBFM is registered as a commodity pool operator with the CFTC and is a member of the NFA; and

                 WHEREAS, SBFM and the Advisor wish to enter into this Agreement in order to set forth the terms and conditions upon which the Advisor will render and implement advisory services in connection with the conduct by the Partnership of its commodity trading activities during the term of this Agreement;

                 NOW, THEREFORE, the parties agree as follows:

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                 1.  DUTIES OF THE ADVISOR.  (a) Upon the commencement of
trading operations by the Advisor for the Partnership and for the period and on the terms and conditions of this Agreement, the Advisor shall have sole authority and responsibility, independent of any other advisor the Partnership may retain, as the Partnership's agent and attorney-in-fact, for directing the investment and reinvestment of the assets and funds of the Partnership allocated to it by the General Partner in commodity interests, including commodity futures contracts, options and forward contracts. All such trading on behalf of the Partnership shall be in accordance with the trading strategies and trading policies set forth in one or more prospectuses (the most recent of which is hereinafter called the "Prospectus"; no prospectus will be issued unless the Advisor has first been given a reasonable opportunity to review such prospectus) constituting part of one or more Registration Statements on Form S-1 for the registration of the Units of Limited Partnership Interest of the Partnership (the "Units") in the form declared effective by the Securities and Exchange Commission (the "Registration Statement"), and as such trading policies may be changed from time to time upon receipt by the Advisor of prior written notice of such change, together with the trading strategies of the Advisor as set forth in the Advisor's Disclosure Document dated August 24, 1994 (the "Disclosure Document"). Any open positions or other investments at the time of receipt of such notice shall not be deemed to violate the changed policy and shall be closed or sold in the ordinary course of trading. The Advisor makes no representation or warranty that the trading to be directed by it for the Partnership will be profitable or will not incur losses.

                 (b) SBFM acknowledges receipt of the Advisor's Disclosure Document dated August 24, 1994. All trades for the account of the Partnership made by the Advisor shall be made through such commodity broker or brokers as SBFM shall direct, and the Advisor shall have no authority or responsibility for selecting or supervising any such broker in connection with the execution, clearance or confirmation of transactions for the Partnership or for the negotiation of brokerage rates charged therefor. The Partnership will provide copies of brokerage statements for the Advisor's trading in behalf of the Partnership to the Advisor.

                 (c) The initial allocation of the Partnership's assets to the Advisor will be made to the Advisor's Diversified Program. In the event the Advisor wishes to use a trading system or systems other than or in addition to the system outlined in the Prospectus in connection with its trading for the Partnership, either in whole or in part, it may not do so unless the Advisor gives SBFM prior written notice of its intention to utilize such different trading system or systems and SBFM consents thereto in writing. Non-material changes in the trading system utilized on behalf of the Partnership may be instituted without prior written approval. Changes in the contracts traded by the Advisor shall not be deemed material. If the Partnership determines that the Advisor use another trading program offered by the Advisor for the Partnership's trading, such determination shall require the prior written approval of the Advisor.

                 (d) The Advisor agrees to make all material disclosures to the Partnership regarding itself and its principals as defined in Part 4 of the CFTC's regulations ("principals"), shareholders, directors, officers and employees, their trading performance and general trading methods, its customer accounts (but not the identities of customers) and otherwise as are required in the reasonable judgment of SBFM to be made in any filings required by Federal or state law or NFA rule or order. Notwithstanding





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Sections 1(d) and 4(d) of this Agreement, the Advisor is not required to disclose the actual trading results of proprietary accounts of the Advisor or its principals unless SBFM determines that such disclosure is required in order to fulfill its fiduciary obligations to the Partnership or the reporting, filing or other obligations imposed on it by Federal or state law or NFA rule or order. The Partnership and SBFM acknowledge that the trading advice to be provided by the Advisor is a property right belonging to the Advisor and that they will keep all such advice confidential. Further, SBFM agrees to treat as confidential any results of proprietary accounts and/or proprietary information with respect to trading systems obtained from the Advisor. Nothing contained in this Agreement shall be deemed or construed to require the Advisor to disclose any confidential or proprietary details of the Advisor's trading strategies.

                 (e) The Advisor understands and agrees that SBFM intends to designate other trading advisors for the Partnership and to apportion or reapportion to such other trading advisors the management of an amount of Net Assets (as defined in Section 3(b) hereof) as it shall determine in its absolute discretion, provided that the Partnership's Net Assets will initially be apportioned in the percentages set forth in the Prospectus. The designation of other trading advisors and the apportionment or reapportionment of Net Assets to any such trading advisors pursuant to this Section 1 shall neither terminate this Agreement nor modify in any regard the respective rights and obligations of the parties hereunder.

                 (f) SBFM may, from time to time, in its absolute discretion, select additional trading advisors and reapportion funds among the trading advisors for the Partnership as it deems appropriate. SBFM shall use its best efforts to make reapportionments, if any, as of the first day of a month. The Partnership agrees that the Advisor may refuse additional allocations of funds for any reason. The Advisor agrees that it may be called upon at any time immediately to liquidate positions in SBFM's sole discretion so that SBFM may reallocate the Partnership's assets, meet margin calls on the Partnership's account, fund redemptions, or for any other reason, except that SBFM will not require the liquidation of specific positions by the Advisor. SBFM will give notice to the Advisor of any reallocations or liquidations, if possible.

                 2. INDEPENDENCE OF THE ADVISOR. For all purposes herein, the Advisor shall be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Partnership in any way and shall not be deemed an agent, promoter or sponsor of the Partnership, SBFM or any other advisor.

                 3. COMPENSATION. (a) In consideration of and as compensation for all of the services to be rendered by the Advisor to SBFM on behalf of the Partnership under this





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Agreement, SBFM shall pay the Advisor (i) an incentive fee payable quarterly equal to 10% of Trading Profits earned by the Advisor for the Partnership (as such term is defined below) and (ii) a monthly fee for professional management services equal to 1/6 of 1% of the Net Assets of the Partnership allocated to the Advisor as of the end of each calendar month (2% per year).

                 (b) "Net Assets" shall have the meaning set forth in Paragraph 7(d)(1) of the Limited Partnership Agreement dated as of February 10, 1987 and without regard to amendments thereto, provided that in determining the Net Assets of the Partnership on any date, no adjustment shall be made to reflect any distributions, redemptions or incentive fees payable as of the date of such determination.

                 (c) "Trading Profits" shall mean the sum of (A) the net of any profits and losses realized on all trades closed out during a fiscal quarter plus (B) the net of any unrealized profits and losses on open positions as of the end of such quarter; minus (i) the net of any unrealized profits or losses on open positions as of the end of the preceding fiscal quarter, (ii) all expenses attributable to the Net Assets of the Partnership managed by the Advisor (except incentive fees for the current quarter and except expenses of the Partnership not incurred in connection with commodity trading) incurred or accrued during such quarter and (III) cumulative net realized trading losses (reduced by the Advisor's proportionate share of realized and unrealized trading losses attributable to redeemed Units as of the redemption date to the extent that the dollar value of the redeemed Units as of the redemption date exceeds the dollar value of the Units purchased during the fiscal quarter ending on such redemption date), if any, carried forward from all preceding quarters since the last quarter for which an incentive fee was payable to the Advisor. Interest income shall not be taken into account in computing Trading Profits. No incentive fee shall be paid until the end of the first full calendar quarter of trading by the Advisor, which fee shall be based on Trading Profits earned from the commencement of trading by the Advisor through the end of the first full calendar quarter. For purposes only of the first payment of an incentive fee to the Advisor, incentive fees earned by the Advisor shall not be paid to the Advisor until the General Partner shall have been paid an incentive fee.

                 (d) Quarterly incentive fees and monthly management fees shall be paid within twenty (20) business days following the end of the period for which such fee is payable. In the event of the termination of this Agreement as of any date which shall not be the end of a month or a fiscal quarter, the quarterly incentive fee shall be computed as if the effective date of termination were the last day of the then current quarter and the monthly management fee shall be prorated to the effective date of





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termination.  If, during any month, the Partnership does not conduct business operations or the Advisor is unable to provide the services contemplated herein for more than two successive business days, the monthly management fee shall be prorated by the ratio which the number of business days during which SBFM conducted the Partnership's business operations or utilized the Advisor's services bears to the total number of business days in the month; it being acknowledged that under the Advisor's trading programs, there may be periods when no open positions will be maintained for the Partnership. IN the event that SBFM reallocates assets as of any day other than the first day of a month, the management fee shall be prorated to the date of the reallocation.

                 (e) Neither the Advisor nor any of its officers, directors, employees or shareholders shall receive any commissions, compensation, remuneration or payments whatsoever from any broker with whom the Partnership carries an account for transactions executed in the Partnership's account.

                 4. RIGHT TO ENGAGE IN OTHER ACTIVITIES. (a) The services provided by the Advisor hereunder are not to be deemed exclusive. SBFM on its own behalf and on behalf of the Partnership acknowledges that, subject to the terms of this Agreement, the Advisor and its officers, directors, employees and shareholder(s), may render advisory, consulting and management services to other clients and accounts. The Advisor and its officers, directors, employees and shareholder(s) shall be free to trade for their own accounts and to advise other investors and manage other commodity accounts during the term of this Agreement and to use the same information, computer programs and trading strategies, programs or formulas which they obtain, produce or utilize in the performance of services to SBFM for the Partnership. However, the Advisor represents, warrants and agrees that the rendering of such consulting, advisory and management services to other accounts and entities will not require any material change in the Advisor's Diversified Program and will not affect the capacity of the Advisor to continue to render services to SBFM for the Partnership of the quality and nature contemplated by this Agreement.

                 (b) If, at any time during the term of this Agreement, the Advisor is required to aggregate the Partnership's commodity positions with the positions of any other person for purposes of applying CFTC- or exchange-imposed speculative position limits, the Advisor agrees that it will promptly notify SBFM if the Partnership's positions are included in an aggregate amount which exceeds the applicable speculative position limit. The Advisor agrees that, if its trading recommendations are altered because of the application of any speculative position limits, it will not modify the trading instructions with respect to the Partnership's account in such manner as to affect the Partnership





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substantially disproportionately as compared with the Advisor's other accounts.
The Advisor further represents, warrants and agrees that under no circumstances will it knowingly or deliberately use trading strategies or methods for the Partnership that are inferior to strategies or methods employed for any other client or account and that it will not knowingly or deliberately favor any client or account managed by it over any other client or account in any manner, it being acknowledged, however, that different trading strategies or methods may be utilized for differing sizes of accounts, accounts with different trading policies, accounts experiencing differing inflows or outflows of equity, accounts which commence trading at different times, accounts which have different portfolios or different fiscal years, accounts utilizing different executing brokers and accounts with other differences, and that such differences may cause divergent trading results.

                 (c) It is acknowledged that the Advisor and/or its officers, employees, directors and shareholder(s) presently act, and it is agreed that they may continue to act, as advisor for other accounts managed by them, and may continue to receive compensation with respect to services for such accounts in amounts which may be more or less than the amounts received from the Partnership.

                 (d) The Advisor agrees that it shall make such information available to SBFM respecting the performance of the Partnership's account as compared to the performance of other accounts managed by the Advisor or its principals as shall be reasonably requested by SBFM. The Advisor presently believes and represents that existing speculative position limits will not materially adversely affect its ability to manage the Partnership's account given the potential size of the Partnership's account and the Advisor's and its principals' current accounts and all proposed accounts for which they have contracted to act as trading manager.

                 5. TERM. (a) This Agreement shall continue in effect until August 31, 1995. SBFM may, in its sole discretion, renew this Agreement for additional one-year periods upon notice to the Advisor not less than 30 days prior to the expiration of the previous period. At any time during the term of this Agreement, SBFM may terminate this Agreement upon 30 days' notice to the Advisor if (i) the Advisor fails to conform to the trading policies set forth in the Prospectus or as they may be changed from time to time by the Partnership, (ii) the Net Asset Value per Unit shall decline as of the close of business on any day to $500 or less, (iii) limited partners owning more than 50% of the outstanding Units shall vote to require SBFM to terminate this Agreement, (iv) the Advisor fails to comply with the terms of





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this Agreement, (v) SBFM, acting in good faith, upon due consideration by its
Board of Directors, reasonably determines that the performance of the Advisor has been such that SBFM's fiduciary duties to the Partnership require SBFM to terminate this Agreement, or (vi) SBFM reasonably believes that the application of speculative position limits resulting from the aggregation of the Partnership's commodity futures positions with those of accounts managed or advised by the Advisor and its principals will materially adversely affect the performance of the Partnership's investments. At any time during the term of this Agreement, SBFM may elect to immediately terminate this Agreement if (i) the Advisor merges, consolidates with another entity, sells a substantial portion of its assets, or becomes bankrupt or insolvent, (ii) Edwin Gill dies, becomes incapacitated, leaves the employ of the Advisor, ceases to control the Advisor or is otherwise not managing the trading programs of the Advisor, or
(iii) the Advisor's registration as a commodity trading advisor with the CFTC or its membership in the NFA or any other regulatory authority, is terminated or suspended. This Agreement will immediately terminate upon dissolution of the Partnership or upon cessation of trading prior to dissolution.

                 (b) The Advisor may terminate this Agreement by giving not less than 30 days' notice to SBFM in the event that (i) the trading policies of the Partnership as set forth in the Prospectus are changed in such manner that the Advisor reasonably believes will adversely affect the performance of its trading strategies, (ii) after the expiration of one year following the end of the month in which the Partnership commences trading operations, (iii) the Advisor would otherwise be required to register as an Investment Adviser under the Investment Advisers Act of 1940, (iv) the General Partner or Partnership fails to comply with the terms of the agreement, (v) SBFM fails to consent to a change in trading system pursuant to Paragraph 1(c), or (vi) SBFM requires the Advisor to liquidate its positions other than in order that SBFM may reallocate the Partnership's assets, meet margin calls on the Partnership's account or fund redemptions and the Advisor believes that such liquidation would adversely affect its performance. The Advisor may immediately terminate this Agreement if SBFM's registration as a commodity pool operator or its membership in the NFA is terminated or suspended.

                 (c) Except as otherwise provided in this Agreement, any termination of this Agreement in accordance with this Paragraph 5 shall be without penalty or liability to any party.

                 6. INDEMNIFICATION. (a)(i) In any threatened, pending or completed action, suit, or proceeding to which the Advisor was or is a party or is threatened to be made a party arising out of or in connection with this Agreement or the management of the Partnership's assets, SBFM shall, subject to subparagraph





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(a)(iii) of this Paragraph 6, indemnify and hold harmless the Advisor against any loss, liability, damage, cost, expense (including, without limitation, attorneys' and accountants' fees), judgments and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit, or proceeding if the Advisor acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Partnership, and provided that its conduct did not constitute negligence, misconduct, or a breach of its fiduciary obligations to the Partnership, unless and only to the extent that the court or administrative forum in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Advisor is fairly and reasonably entitled to indemnity for such expenses which such court or administrative forum shall deem proper; and further provided that no indemnification shall be available from the Partnership if such indemnification is prohibited by Section 16 of the Partnership Agreement. The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that the Advisor did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Partnership.

                 (ii) To the extent that the Advisor has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subparagraph (i) above, or in defense of any claim, issue or matter therein, SBFM shall indemnify it against the expenses (including, without limitation, attorneys' and accountants' fees) actually and reasonably incurred by it in connection therewith.

                 (iii) Any indemnification under subparagraph (i) above, unless ordered by a court or administrative forum, shall be made by SBFM only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that such indemnification is proper in the circumstances because the Advisor has met the applicable standard of conduct set forth in subparagraph (i) above. Such independent legal counsel shall be selected by SBFM in a timely manner, subject to the Advisor's approval, which approval shall not be unreasonably withheld. The Advisor will be deemed to have approved SBFM's selection unless the Advisor notifies SBFM in writing, received by SBFM within five days of SBFM's telecopying to the Advisor of the notice of SBFM's selection, that the Advisor does not approve the selection.

                 (iv) In the event the Advisor is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of, or in connection with, the Partnership's or SBFM's activities or claimed activities unrelated to the Advisor, SBFM shall indemnify, defend and hold harmless the





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Advisor against any loss, liability, damage, cost or expense (including, without limitation, attorneys' and accountants' fees) incurred in connection therewith.

                 (v) As used in this Paragraph 6(a), the terms "Advisor" shall include the Advisor, its principals, officers, directors, stockholders and employees and the term "SBFM" shall include the Partnership.

                 (b)(i) The Advisor agrees to indemnify, defend and hold harmless SBFM, the Partnership and their affiliates against any loss, liability, damage, cost or expense (including, without limitation, attorneys' and accountants' fees), judgments and amounts paid in settlement actually and reasonably incurred by them (A) as a result of the breach of any representations and warranties made by the Advisor in this Agreement, or (B) as a result of any act or omission of the Advisor relating to the Partnership if there has been a final judicial or regulatory determination or, in the event of a settlement of any action or proceeding with the prior written consent of the Advisor, a written opinion of an arbitrator pursuant to Paragraph 14 hereof, to the effect that such acts or omissions violated the terms of this Agreement or involved negligence, bad faith, recklessness or intentional misconduct on the part of the Advisor.

                 (ii) In the event SBFM, the Partnership or any of their affiliates is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of, or in connection with, the activities or claimed activities of the Advisor or its principals, officer, directors, shareholder(s) or employees unrelated to SBFM's or the Partnership's business, the Advisor shall indemnify, defend and hold harmless SBFM, the Partnership or any of their affiliates against any loss, liability, damage, cost or expense (including, without limitation, attorneys' and accountants' fees) incurred in connection therewith.

                 (c) In the event that a person entitled to indemnification under this Paragraph 6 is made a party to an action, suit or proceeding alleging both matters for which indemnification can be made hereunder and matters for which indemnification may not be made hereunder, such person shall be indemnified only for that portion of the loss, liability, damage, cost or expense incurred in such action, suit or proceeding which relates to the matters for which indemnification can be made.

                 (d) None of the indemnifications contained in this Paragraph 6 shall be applicable with respect to default judgments, confessions of judgment or settlements entered into by the party claiming indemnification without the prior written consent, which shall not be unreasonably withheld, of the party obligated to indemnify such party.





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                 (e) The provisions of this Paragraph 6 shall survive the
termination of this Agreement.

                 7.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

                 (a) The Advisor represents and warrants that:

                 (i) All references to the Advisor and its principals in the Disclosure Document are accurate in all material respects and as to them the Disclosure Document does not contain any untrue statement of a material fact or omit to state a material fact which is necessary to make the statements therein not misleading.

                 (ii) The information with respect to the Advisor set forth in the actual performance tables in the Disclosure Document is based on all of the customer accounts managed on a discretionary basis by the Advisor's principals and/or the Advisor during the period covered by such tables and required to be disclosed therein.

                 (iii) The Advisor is duly registered with the CFTC as a commodity trading advisor, is a member of the NFA, and is in compliance with such other registration and licensing requirements as shall be necessary to enable it to perform its obligations hereunder, and agrees to maintain and renew such registrations and licenses during the term of this Agreement.

                 (iv) The Advisor is a corporation duly organized, validly existing and in good standing under the laws of the United Kingdom and has full power and authority to enter into this Agreement and to provide the services required of it hereunder.

                 (v) The Advisor will not, by acting as advisor to the Partnership, breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which it is a party or by which it is bound.

                 (vi) This Agreement has been duly and validly authorized, executed and delivered by the Advisor and is a valid and binding agreement enforceable in accordance with its terms.

                 (vii) At any time during the term of this Agreement that a prospectus relating to the Units is required to be delivered in connection with the offer and sale thereof, the Advisor agrees upon the request of SBFM to provide the Partnership with such information as shall be necessary so that, as to the Advisor and its principals, the Prospectus is accurate.

                 (b) SBFM represents and warrants for itself and the Partnership that:





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                 (i) The Prospectus (as from time to time amended or
supplemented, which amendment or supplement is approved by the Advisor as to descriptions of itself and its actual performance) does not contain any untrue statement of a material fact or omit to state a material fact which is necessary to make the statements therein not misleading, except that the foregoing representation does not apply to any statement or omission concerning the Advisor in the Prospectus, made in reliance upon, and in conformity with, information furnished to SBFM by or on behalf of the Advisor expressly for use in the Prospectus.

                 (ii) It is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has full corporate power and authority to perform its obligations under this Agreement.

                 (iii) SBFM and the Partnership have the capacity and authority to enter into this Agreement on behalf of the Partnership.

                 (iv) This Agreement has been duly and validly authorized, executed and delivered on SBFM's and the Partnership's behalf and is a valid and binding agreement of SBFM and the Partnership enforceable in accordance with its terms.

                 (v) SBFM will not, by acting as General Partner to the Partnership and the Partnership will not, breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which it is a party or by which it is bound which would materially limit or affect the performance of its duties under this Agreement.

                 (vi) It is registered as a commodity pool operator and is a member of the NFA, and it will maintain and renew such registration and membership during the term of this Agreement.

                 (vii) The Partnership is a limited partnership duly organized and validly existing under the laws of the State of Delaware and has full power and authority to enter into this Agreement and to perform its obligations under this Agreement.

                 8.  COVENANTS OF THE ADVISOR.  The Advisor agrees as follows:

                 (a) In connection with its activities on behalf of the Partnership, the Advisor will comply with all applicable rules and regulations of the CFTC and/or the commodity exchange on which any particular transaction is executed.

                 (b) The Advisor will promptly notify SBFM of the commencement of any material suit, action or proceeding involving it, whether or not any such suit, action or proceeding also





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involves SBFM.

                 (c) In the placement of orders for the Partnership's account and for the accounts of any other client, the Advisor will utilize a fair and reasonable order entry system, which shall, on an overall basis, be no less favorable to the Partnership than to any other account managed by the Advisor. The Advisor acknowledges its obligation to review the Partnership's positions in the account managed by the Advisor daily and immediately to notify the broker and SBFM of (i) any error committed by the Advisor or its principals or employees or (ii) any trade which the Advisor believes was not executed in accordance with its instructions.

                 9. COMPLETE AGREEMENT. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof.

                 10. ASSIGNMENT. This Agreement may not be assigned by any party without the express written consent of the other parties.

                 11. AMENDMENT. This Agreement may not be amended except by the written consent of the parties.

                 12. NOTICES. All notices, demands or requests required to be made or delivered under this Agreement shall be in writing and delivered personally or by registered or certified mail, return receipt requested, postage prepaid, to the addresses below or to such other addresses as may be designated by the party entitled to receive the same by notice similarly given:

                 If to SBFM:

                          Smith Barney Futures Management Inc.
                          388 Greenwich Street - 25th floor
                          New York, New York 10013
                          Attention:  Alexander J. Sloane

                 If to the Advisor:

                          Gill Capital Management Ltd.
                          Leconfield House
                          Curzon Street
                          London W1Y 7FB England
                          Attention:  Edwin Gill

                 13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.





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                 14.  ARBITRATION.  The parties agree that any dispute or
controversy arising out of or relating to this Agreement or the interpretation thereof, shall be settled by arbitration in accordance with the rules, then in effect, of the National Futures Association or, if the National Futures Association shall refuse jurisdiction, then in accordance with the rules, then in effect, of the New York Stock Exchange, Inc.; provided, however, that the power of the arbitrator shall be limited to interpreting this Agreement as written and the arbitrator shall state in writing his reasons for his award. Judgment upon any award made by the arbitrator may be entered in any court of competent jurisdiction.

                 15. SALES MATERIALS. SBFM will provide a copy of sales materials referring to the Advisor and used in connection with the offering to the Advisor for its review and approval prior to SBFM's public use of the sales materials.

                 IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

                                            SMITH BARNEY FUTURES
                                            MANAGEMENT INC.


                                            By /s/ Alexander J. Sloane
                                               -----------------------
                                               Alexander J. Sloane
                                               President


                                            SHEARSON LEHMAN
                                            FUTURES 1000 PLUS, L. P.



                                            By: Smith Barney Futures
                                                Management Inc.
                                                (General Partner)


                                            By /s/ Alexander J. Sloane
                                               -----------------------
                                               Alexander J. Sloane
                                               President


                                            GILL CAPITAL MANAGEMENT LTD.


                                            By /s/ Edwin I. Gill
                                               -----------------------
                                               Edwin I. Gill
                                               Managing Director





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